                                                                   Exhibit 10.14
                                                                   -------------



                        PROPERTY MANAGEMENT CONTRACT
                        ----------------------------



                                   between



                   UNITED INVESTORS PARK OWNERS ASSOCIATION,

                     a Kansas not-for-profit corporation



                                     and



                WADDELL & REED PROPERTY MANAGEMENT DIVISION,

                a division of Waddell & Reed Financial, Inc.,
                           a Delaware corporation







                                March 1, 1998

                                 TABLE OF CONTENTS



                                                            Page
                                                            ----

1.   Engagement of Manager..................................    1
     ---------------------

2.   Term...................................................    1
     ----
     2.1  Automatic Extension...............................    1
          ---------------------------
     2.2  Termination For Cause.............................    2
          ---------------------------
     2.3  Termination Without Cause.........................    2
          ---------------------------
     2.4  Procedure on Termination..........................    2
          ---------------------------
          2.4.1.............................................    3
          2.4.2.............................................    3
          2.4.3.............................................    3
          2.4.4.............................................    3
     2.5  Termination Rights................................    3
          ---------------------------

3.   Manager's Duties.......................................    4
     ----------------
     3.1     Annual Budget..................................    4
             -------------
     3.3     Personnel Employment...........................    4
             --------------------
     3.4     Service Contracts..............................    4
             -----------------
     3.5     Purchases......................................    5
             ---------
     3.6     Maintenance....................................    5
             -----------
             3.6.1..........................................    5
             3.6.1.1........................................    5
             3.6.1.3........................................    5
             3.6.1.4........................................    5
             3.6.1.5........................................    6
             3.6.1.6........................................    6
             3.6.1.7........................................    6
             3.6.1.8........................................    6
             3.6.1.9........................................    6
             3.6.1.10.......................................    6
             3.6.1.11.......................................    6
             3.6.1.12.......................................    6
             3.6.1.13.......................................    6
     3.7     Owner's Right to Terminate/Appoint Manager.....    6
             ------------------------------------------
             3.7.1..........................................    6
             3.7.2..........................................    7
     3.8     Legal Compliance...............................    7
             ----------------
     3.9     Bank Account...................................    7
             ------------
     3.10    Collections....................................    7
             -----------

     3.11    Compliance with Contracts......................    7
             -------------------------

4.   Accounting and Distribution of Moneys..................    8
     -------------------------------------
     4.1    Monthly Statements..............................    8
            ------------------
     4.2    Annual Statements...............................    8
            -----------------
     4.3    Other Reports...................................    8
            -------------
     4.4    Payment of Funds to Owner.......................    8
            -------------------------

5.   Compensation of Manager................................    8
     -----------------------
     5.1    Management Fee..................................    9
            --------------

6.   Insurance..............................................    9
     ---------
     6.1    Fidelity Coverage...............................   10
            -----------------

7.   Owner's Right to Inspect...............................   10
     ------------------------

8.   Indemnification........................................   10
     ---------------

9.   Miscellaneous..........................................   10
     -------------
     9.1  Notices...........................................   10
          ------------------
     9.2  Assignment........................................   11
          ------------------
     9.3  Construction......................................   11
          ------------------
     9.4  Entire Agreement..................................   11
          ------------------
     9.5  Binding Effect....................................   12
          ------------------
     9.6  Governing Law.....................................   12
          ------------------

EXECUTION BY OWNER..........................................   12

EXECUTION BY MANAGER........................................   12


Exhibit "A" Property
Exhibit "B" Personnel and Salaries
Exhibit "C" Voluntary Encumbrances
Exhibit "D" Management Fees
Exhibit "E" Affiliate
Exhibit "F" Grounds

                      PROPERTY MANAGEMENT CONTRACT
                      ----------------------------



  THIS AGREEMENT is made effective the 1st day of March, 1998, between United Investors Park Owners Association, Inc., a Kansas not-for-profit corporation (the "Owner") and Waddell & Reed Property Management Division, a division of Waddell & Reed Financial, Inc., a Delaware corporation (the "Manager").



                                 W I T N E S S E T H :



  WHEREAS, the Owner is an association whose members consist solely of owners of property located in United Investors Park (the "Members"), all as more particularly described on Exhibit "A" attached hereto (the "Property");



  WHEREAS, the Manager is experienced in the operation, management and supervision of office buildings and other commercial real estate; and



  WHEREAS, the Owner desires to obtain the services of the Manager and the Manager desires to make its services available to the Owner to manage the Common Areas of the Property on the terms and conditions set forth in this Agreement.



NOW, THEREFORE, in consideration of the mutual promises herein contained, the Owner and the Manager agree as follows:



1.  Engagement of Manager.  The Owner hereby engages the Manager and the Manager
    ---------------------
hereby accepts such engagement as the sole and exclusive manager of the Common Areas of the Property. Subject to the terms of this Agreement, the Manager will have control over the management, maintenance, and operation of the Common Areas of the Property, including but not limited to the Grounds, which shall be defined herein as that portion of the Property consisting of the Common Areas and Common Facilities, as more specifically set forth and defined in Exhibit F attached hereto and incorporated by reference herein. Anything herein to the contrary notwithstanding, the Manager for all purposes will be deemed an independent contractor within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be deemed the servant, agent or employee of the Owner.



2.  Term.  Unless extended or sooner terminated as herein provided, the original
    ----
term of this Agreement will be for thirty-six (36) months, commencing March 1, 1998 (the "Commencement Date") and ending April 30, 2001 (the "Expiration Date").


     2.1  Automatic Extension.  The term of this Agreement will be automatically
          -------------------
          extended for successive periods of twelve (12) months each, unless either party hereto notifies the other, in writing, at least ninety
          (90) days prior to the scheduled expiration of the initial term or any successive term, of its election to terminate this Agreement. If extended, all terms and conditions set forth herein shall apply for such extended term.

 2.2      Termination For Cause.  This Agreement may be terminated, as to all
          ---------------------
          Property or any specific Property, on the occurrence of any of the following events: (a) the transfer of ownership of such Property by the Owner; (b) the taking of all or a substantial portion of such Property through condemnation proceedings by any governmental authority; (c) the substantial damage or destruction of such Property by fire or other casualty and the election by the Owner not to rebuild or restore such Property; (d) the default by the Manager in the performance of the Manager's obligations hereunder; or (e) the default by the Owner in the performance of the Owner's obligations hereunder. On the occurrence of the events described at subparagraphs (a) through
          (c) above, the Owner and the Manager will have the mutual option to terminate this Agreement by delivery of written notice stating an effective date of termination of not less than ten (10) and no more than sixty (60) days from the date of delivery of such notice. On the occurrence of the events described at subparagraph (d) or (e) above, the nondefaulting party will serve written notice of default to the party claimed to be in default. If such default continues for ten (10) days after delivery of written notice specifying such default, then this Agreement, at the option of the nondefaulting party, may be terminated effective on the date of delivery of written notice at any time thereafter; provided, however, that if such default is cured within said ten (10) day period or if such default cannot be cured within said ten (10) days but the defaulting party has commenced and is diligently prosecuting the action necessary to cure such default, then this Agreement will continue as if such default had not occurred. Notwithstanding any termination of this Agreement resulting from the occurrence of the events described at subparagraphs (d) and (e) above, the respective rights granted to the Owner and Manager hereunder are cumulative of every other right or remedy which the Owner and Manager respectively might otherwise have at law or in equity and the exercise of any right or remedy will not prejudice the concurrent or subsequent exercise of other rights or remedies.


 2.3      Termination Without Cause.  The Owner may, at any time during the
          -------------------------
          term of this Agreement, terminate this Agreement without cause, as to all the Property or as to any specific Property, by giving written notice to the Manager stating an effective date of termination of not less than sixty (60) days from the date of delivery of such notice. Within ten (10) days after the effective date of termination of all or any portion of this Agreement, the Owner will pay to the Manager a cancellation fee in an amount equal to twenty-five percent (25%) of the Management Fee (as hereafter defined) payable under Paragraph 5.1 of this Agreement with respect to each such terminated Property, which would have otherwise been payable for the period between the effective date of such termination and the scheduled expiration date of the initial term or of any last occurring scheduled expiration date of any successive term of this Agreement, which has extended pursuant to Paragraph 2.1.

 2.4      Procedure on Termination. Within ten (10) days after the effective
          ------------------------
          date of
          termination of all or any portion of this Agreement, the Manager will:

          2.4.1 Deliver to the Owner all records and files in the possession of the Manager pertaining to the management, maintenance, operation, leasing, marketing and use of each of the Property included in the termination notice, together with any other personal property of the Owner in the possession of the Manager;



          2.4.2 Render final statements to the Owner for all collections and expenses resulting from the management and operation of each of the Property included in the termination notice since the last monthly financial statements, prepared in accordance with this Agreement;


          2.4.3 Deliver to the Owner for each parcel of the Property included in the termination notice: (a) a complete inventory of all tangible personal property on site at each such Property on the termination date; (b) a schedule of all contracts, conditional sale contracts, other agreements (the "Property Contracts") and any other intangible personal property rights used in, or affecting, the operation, management or maintenance of such Property (collectively the "Intangible Property"); and (c) a schedule, which includes an explanation in reasonable detail, that identifies: (i) any deficiencies in the Intangible Property; and (ii) any liability or obligation that will affect such Property after the termination date and that the Manager requests that the Owner specifically assume; and


          2.4.4 With respect to each of the Property included in the termination notice: (a) deliver to the Owner the original of all Property Contracts and any other license, permit, authorization or certificate existing in connection with such Property (the "Permits"); and (b) on request of the Owner, and to the extent assignable, assign all Property Contracts, the Permits, and any other Intangible Property relating to the operation, maintenance, leasing and marketing of such Property, to those parties as the Owner directs in writing.


     2.5  Termination Rights. Except as provided in Paragraphs 2.3 and 2.4
          ------------------
          hereof, on the effective date of termination of all or any portion of this Agreement, the Owner and the Manager will be released from further performance hereunder with respect to each of the Property included in the termination notice, except that the Owner will continue to be obligated to pay to the Manager those commissions previously earned by the Manager pursuant to Paragraph 5, at the times set forth therein.

3.   Manager's Duties. Throughout the term of this Agreement, the Manager will
     ----------------
use the Manager's best efforts and due diligence in managing the Common Areas of the Property in accordance with the written policies and programs approved from time to time by the Owner. In pursuance of the foregoing, the Manager will perform the following services:

     3.1  Annual Budget. The Manager will, within one hundred twenty (120) days
          -------------
          after the date hereof and within thirty (30) days prior to the end of each calendar year thereafter, submit a preliminary budget which reflects on a monthly basis the estimated receipts, disbursements, operational expenditures and capital expenditures for the ensuing calendar year and which will include: (a) a schedule projecting amounts to be collected as Maintenance Charges from owners of the Property; (b) a schedule of amounts which the Manager estimates will be spent for salaries, repairs, maintenance, replacements and capital improvements; and (c) any other item reasonably requested by the Owner. The preliminary budget will be submitted in writing to the Owner for approval and the Owner will have the right to make any changes thereto and finalize the budget in form satisfactory to the Owner in the Owner's sole discretion (hereafter the "Annual Budget"). The Owner will inform the Manager of any change to the preliminary budget submitted by the Manager before commencement of the period covered by the Annual Budget and the Annual Budget shall constitute the standard pursuant to which the Manager will operate the Common Areas of the Property during the ensuing calendar year. The Manager will thereafter prepare and deliver to the Owner prior to the beginning of each quarter during the ensuing year any changes in the information and estimates contained in the Annual Budget necessary to reflect current conditions. At the sole option of the Owner, the Annual Budget, as amended, will thereafter constitute the standard pursuant to which the Manager will operate the Common Areas of the Property. The Manager will not, without the prior written consent of the Owner, incur any non-utility expense in the operation, maintenance and management of the Common Areas of the Property which would, if annualized, exceed by five percent (5%) or more any single annualized amount allocated to the particular classification of expense in the Annual Budget.

     3.3  Personnel Employment. On the basis of the schedule of staffing
          --------------------
          standards and wage rate projections set forth on Exhibit "B" attached hereto or, if different, those approved by the Owner in the Annual Budget, the Manager will hire, pay, supervise and discharge the personnel necessary to maintain and operate the Property. All such employees will be employees of the Manager and not the Owner, however, all salaries, wages and other compensation of personnel so employed by the Manager, including medical and health insurance, pension plans, social security, taxes, workmen's compensation insurance and similar salary and benefit expenses, will be expenses of the Common Areas of the Property and payable by the Owner. Notwithstanding the preceding, all salary and benefit expenses of executives or principal officers of the Manager who are not permanently assigned to the Common Areas of the Property on a full time basis will not be a cost of the Common Areas of the Property.

     3.4  Service Contracts. Subject to expenditure limitations set forth in the
          -----------------
          approved

          Annual Budget, the Manager will negotiate and enter into contracts in the name of and at the expense of the Owner for janitorial, maintenance, landscaping, security, water, electricity, gas, fuel, oil, telephone, vermin extermination, trash removal and other services required to operate, maintain and manage the Common Areas of the Property. Any proposed service contracts containing a duration in excess of twelve (12) months must be approved in advance, in writing by Owner.

     3.5  Purchases. Subject to the expenditure limitations set forth in the
          ---------
          approved Annual Budget, the Manager will purchase on behalf of and at the expense of the Owner all necessary supplies, equipment and materials which may be required from time to time to operate and maintain the Common Areas of the Property. When issuing purchase orders, the Manager will at all times act in the best interest of the Owner and will secure for the benefit of the Owner any discounts, commissions or rebates obtainable as a result of such purchases.

     3.6  Maintenance. Subject to expenditure limitations in the approved Annual
          -----------
          Budget, the Manager will, at the expense of the Owner, maintain, repair, replace and renew the Common Area and Common Facilities in a clean, sightly, safe and first-class condition ("Common Area Maintenance"). Maintenance, to the extent not performed by a governmental authority or Owner, shall, unless Owner directs otherwise, include, but shall not be limited to: (i) the repair, replacement, renewal and cleaning of all lighting fixtures, signs, entrance monuments and markers, traffic control signals and signs;
          (ii) the mowing, watering, fertilizing, weeding, replanting and replacing of landscaping; and (iii) the maintenance of liability and casualty insurance on and with respect to, and the payment of and ability to protest ad valorem taxes assessed on, the Common Area and Common Facilities. Notwithstanding the foregoing, maintenance of the land within public utility easements shall be for the purpose of keeping such land in a clean and sightly condition. The Manger, only at Owner's specific written direction, may repair or reconstruct public or private streets within the Common Area.


  3.6.1  The Manager shall perform the following functions:


                3.6.1.1  the Common Area Maintenance;

                3.6.1.2  the calculation of the cost of Common Area Maintenance;

                3.6.1.3 the calculation and rendition to the Members of statements for the appropriate part of the Common Area Maintenance Obligation;

                3.6.1.4 the collection of the Common Area Maintenance Charges and the disbursement thereof to pay the cost of Common Area Maintenance, as provided for in The Declaration of

                         Protective Covenants and Restrictions of United Investors Park Owners' Association dated March 6, 1996, as amended, which is hereby incorporated by reference as if fully set forth again;

                3.6.1.5  the maintenance of income and expense records;

                3.6.1.6 the preparation and submission to Owner of a recommended budget;

                3.6.1.7 the preparation and submission to Owner of monthly receipt and expenditure records;

                3.6.1.8 the selection of personnel to maintain the Common Areas and Common Facilities;

                3.6.1.9 the preparation and filing of governmental returns and instruments;

                3.6.1.10 the negotiation and execution of contracts for services to the Common Areas and Common Facilities;

                3.6.1.11 the maintenance of appropriate insurance coverage;

                3.6.1.12 the collection and removal of trash and rubbish for both Owners and Common Area; and

                3.6.1.13 all other general duties and responsibilities fairly related to the foregoing functions and the duties and responsibilities of the Association set forth in Articles 10 and 11 of this Declarations of Protective Covenants and Restrictions of United Investors Park Owners' Association, as amended.

3.7  Owner's Right to Terminate/Appoint Manager.  If, in the opinion of the
     ------------------------------------------
     Owner, the Property Manager, or its agent or agents, shall fail to perform the Maintenance Obligation as aforesaid, the Owner shall give written notice to the Manager specifying the manner in which the Manager has failed to so perform. If such failure has not been corrected within thirty (30) days after such notice, or if such work, if it cannot be completed within such thirty (30) day period, has not been commenced within such period and thereafter diligently prosecuted to completion, the Owner may:

     3.7.1 Elect to terminate the employment of the Manger or any independent contractor engaged by the Manager to perform Common Area Maintenance as set forth in paragraphs 3.6.1 and 3.6.2 herein, in which Event Owner shall have the right to appoint a new Manager; or

          3.7.2 Enter upon the Parcel and perform such Common Area Maintenance as set forth in paragraphs 3.6.1 and 3.6.2 herein.


     3.8  Legal Compliance. The Manager will use its best efforts to take such
          ----------------
          action as might be necessary to comply with all statutes, ordinances, laws, rules, regulations and orders affecting or issued in connection with the Common Areas of the Property by any governmental authority having jurisdiction thereof and will secure and maintain any and all appropriate licenses and permits with respect thereto; such compliance shall include, without limitation, compliance with all applicable provisions of The Americans With Disabilities Act of 1990, as amended, and similar laws.

     3.9  Bank Account. The Manager will establish and maintain, on behalf of
          ------------
          the Owner, a separate bank account or bank accounts (the "Bank Accounts") in such number as may, from time to time, be approved by the Owner and in a manner to indicate the custodial nature thereof on deposit with banking institutions approved, from time to time by the Owner, with withdrawal therefrom to be by signature of either the Manager or the Owner or such other individual as the Owner might designate. The Manager will deposit therein all monies furnished by the Owner as working funds and all monies collected and received from the operation of the Property, including Maintenance Charge fees collected from tenants of the Property. The Manager will pay therefrom all amounts authorized by this Agreement, including the Management Fee and commissions described in Paragraph 5 hereof, and any other charges or items of expense which the Owner directs to be paid in writing.

     3.10 Collections. The Manager will collect and deposit into the bank
          -----------
          accounts established in accordance with Paragraph 3.8, all Maintenance Charges paid by tenants and other charges due from tenants of the Property, arising out of or resulting from the operation of the Common Areas of the Property. The Manager will maintain businesslike relations with tenants of the Property and all tenant requests will be received, logged and resolved in a systematic fashion. Complaints of a serious nature will, after thorough investigation, be reported to the Owner with appropriate recommendation. The Manager will institute (in its own name or in the name of the Owner) any necessary legal actions or proceedings to collect Maintenance Charges or other income arising from the operation of the Common Areas of the Property; provided, however, the Manager will not permit such legal proceedings to terminate any lease or dispossess the occupancy rights of any tenant or user of the Property, or any portion thereof, without the prior written consent of the Owner.

     3.11 Compliance with Contracts. The Manager will cause the Common Areas
          -------------------------
          of the

          Property to comply with all of the terms, conditions and obligations contained in any lease or other agreement executed by or on behalf of the Owner which relates to the Common Areas of the Property. The Owner will notify the Manager in writing of the existence of any such lease or other agreement, but the Manager will be deemed to have notice of any such document prepared or negotiated by the Manager. Manager and Owner acknowledge that only those parcels of the Property identified on Exhibit "C" attached hereto are currently subject to a mortgage lien or similar voluntary encumbrance (the "Mortgages"), all as more particularly described on Exhibit "C"; Owner agrees to amend Exhibit "C", from time to time, in the event any change in the preceding status of the Property occurs. Owner represents to the Manager that except as specifically described on Exhibit "C", as amended, none of the Mortgages imposes any obligation on the Manager beyond the scope of the Manager's duties under this Agreement.


4.   Accounting and Distribution of Monies. The Manager will keep full and
     -------------------------------------
adequate books of account and such other records as might be appropriate to reflect the results of operation of the Common Areas of the Property. Such books and records will be organized and will be maintained in a manner reasonably acceptable to the Owner. The Owner (and any person designated by Owner) will have access to such records and accounts at all reasonable times. The Manager will render statements in form and content acceptable to the Owner and will make payments to the Owner as follows:

     4.1  Monthly Statements. The Manager will deliver to the Owner (and any
          ------------------
          persons designated by the Owner) within ten (10) days after the end of each month a detailed balance sheet and a detailed income statement reflecting receipts and disbursements arising from the operations of the Common Areas of the Property for the preceding calendar month (the "Monthly Statements").

     4.2  Annual Statements. The Manager will deliver to the Owner (and to any
          -----------------
          persons designated by the Owner) within fifteen (15) days after the end of each calendar year, a detailed statement of Gross Revenues (hereafter defined), of disbursements arising from the operations of the Common Areas of the Property for such calendar year and a detailed statement for such calendar year of all capital expenditures made by the Manager for the account of the Owner.

     4.3  Other Reports. The Manager will deliver to the Owner (and any
          -------------
          persons designated by the Owner) at the Owner's expense, any other statements or reports reasonably requested by the Owner.

     4.4  Payment of Funds to Owner. Upon written request of Owner, Manager
          -------------------------
          shall pay or disburse to Owner all funds in the Bank Accounts in excess of those reasonably required to meet all of the current operations and reserves of the Common Areas of the Property, as reflected by the approved Annual Budget and the most recent Monthly Statements.

5.   Compensation of Manager. As compensation for all services to be rendered
     -----------------------
by the Manager during the term of this Agreement, the Owner will pay the Manager the following fees:

     5.1  Management Fee. For so long as this Agreement remains in effect for
          --------------
          the Common Areas of the Property, the Manager shall, in return for its services hereunder, receive the management fees in the amounts more particularly described with respect to the Common Areas of the Property (such management fees are with respect to the Common Areas of the Property sometimes herein called a "Management Fee") on Exhibit "D" attached hereto. Payment of all Management Fees will be made in arrears, payable on the first business day of each subsequent calendar month. If all or any portion of the term of this Agreement commences on other than the first day of any month or calendar year or terminates on other than the last day of any month or calendar year, the Management Fee for the year and month in which such date occurs will be prorated based on a thirty (30) day month and a three hundred sixty (360) day year.

6.   Insurance. The Owner will, at the Owner's expense, obtain and keep in
     ---------
force adequate insurance against physical damage (e.g. fire and extended coverage, structures and machinery, etc.) and against liability for loss, damage or injury to property or persons which might arise out of the occupancy, management, operation or maintenance of the Common Areas of the Property, all in such amounts and coverage limits as Owner deems appropriate. The Manager will be named as an additional insured in all liability insurance maintained with respect to the Common Areas of the Property, and Owner will provide Manager with evidence of such insurance upon request. The Owner will save, defend and hold the Manager harmless from any liability on account of such insured loss, damage or injury, provided that the Manager: (a) notifies the Owner within twenty-four (24) hours after the Manager receives notice of any such loss, damage or injury; (b) takes no action (such as an admission of liability) which might bar the Owner from obtaining any protection afforded by any policy the Owner may hold or which might prejudice the Owner in the defense of a claim based on such loss, damage or injury; and (c) agrees that the Owner will have the exclusive right, at the Owner's option, to conduct the defense of any claim, demand or suit within the limitations prescribed by the policy or policies of insurance. The Manager will furnish such information as might reasonably be requested by the Owner for the purpose of establishing insurance coverage and will aid and cooperate in every reasonable way with respect to such insurance and any loss thereunder. Manager shall secure and maintain with one or more companies, reasonably satisfactory to Owner, professional liability, worker's compensation and employer's liability insurance covering all employees of Manager in accordance with state law. Manager shall provide non-owned or hired automobile liability insurance with bodily injury limits of not less than Three Million Dollars ($3,000,000.00) per person and Three Million Dollars ($3,000,000.00) per accident and property damage limits of not less than Three Million Dollars ($3,000,00.00) per event. Manager shall furnish satisfactory evidence of the foregoing insurance to Owner within ten (10) days after written request for same, and any policies maintained by Manager shall name Owner as an additional insured and provide for thirty (30) days' written notice to Owner prior to any cancellation of same. The Owner and the Manager hereby waive in favor of the other any cause of action which either might have against the other on account of any loss or damage which is insured against, to the extent of such insurance, under any insurance policy which names either the Manager or the Owner as a named or additional insured.

     6.1  Fidelity Coverage. In addition to the insurance coverage required
          -----------------
          under Paragraph 6, the Manager agrees to obtain and maintain a fidelity bond or employee dishonesty insurance coverage covering all employees of Manager performing any cash collection, handling or management functions or other similar duties in connection with this Agreement, with such coverage to be in an amount of not less than $2,000,000.00 and from insurance companies approved by Owner. Manager agrees to provide to Owner upon request, such certificates or other evidence of existence of such policies during the term of this Agreement.

7.   Owner's Right to Inspect. The Owner and the Owner's accountants,
     ------------------------
attorneys and agents will have the right to enter upon any part of the Common Areas of the Property at any time for the purpose of examining or inspecting the same or examining or making extracts from books and records of the Common Areas of the Property or for any purpose which the Owner, in the Owner's discretion, deems necessary or advisable.

8.   Indemnification. The Owner agrees to indemnify the Manager from damages
     ---------------
for injuries to persons or property resulting from or arising out of any action or inaction of the Manager relating to the operation of the Common Areas of the Property in accordance with this Agreement and the physical premises thereof, including, without limitation, claims relating to exposure to any PCB transformers or other hazardous materials at the Property and, at the Owner's cost and expense, to defend any action or proceeding against the Manager arising therefrom, provided that the Manager shall have fully and faithfully performed all of the Manager's duties hereunder. Notwithstanding the foregoing, the Owner will not be required to indemnify the Manager against damages suffered as a result of gross negligence or willful misconduct on the part of the Manager or the Manager's agents or employees in connection with the operations of the Common Areas of the Property or the premises thereof, including, without limitation, any actual violations by the Manager or the Manager's agents or employees of laws or regulations regarding brokerage disputes (including Real Estate Commission fines, penalties or other sanctions) fair employment, fair credit reporting, workplace safety or labor relations. Manager agrees to indemnify and hold Owner harmless from any loss or actual damages suffered as a result of any such gross negligence or willful misconduct. The indemnifications provided under this paragraph shall survive any termination of this Agreement.

9.   Miscellaneous.  The Owner and the Manager further agree as follows:
     -------------

     9.1  Notices. All notices provided for herein will be in writing and
          -------
          delivered by hand, by overnight courier, by telecopier or sent by registered or certified mail, addressed as follows:

       Owner:       United Investors Park Owners' Association
                    Attention:  Marge Bass
                    6300 Lamar Avenue
                    Overland Park, Kansas 66202-4247
                    Telephone:   (913) 236-1400
                    Fax:         (913) 236-1909

       Manager:     Waddell & Reed Property Management Division
                    Waddell & Reed Financial, Inc.
                    Attention:  Bill Howey
                    6300 Lamar Avenue
                    Overland Park, Kansas 66202
                    Telephone:   (913) 236-1902
                    Fax:         (913) 236-1909


or to such other address as is designated from time to time in writing by those entitled to receive notice. Any notice so addressed or mailed shall be deemed given five (5) days after deposit in the United States mail, and if telecopied or delivered by hand, shall be deemed given when delivered, and if delivered by overnight courier, shall be deemed to be given on the business day immediately following the day on the day on which it was sent or delivered.

     9.2  Assignment. Neither this Agreement nor any of the Manager's rights
          ----------
          or obligations hereunder can be transferred voluntarily, by operation of law or otherwise, without the prior written consent of the Owner, which consent will not be unreasonably withheld. It is specifically understood that the Owner has placed great reliance on the experience, skill and abilities of the Manager in the execution of this Agreement and the same is intended to be a contract for the individual services of the Manager.

     9.3  Construction. If any term or provision of this Agreement or the
          ------------
          application thereof to any person or circumstances is determined, to any extent, to be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which the same is held invalid or unenforceable, will not be affected thereby, and each term and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law. This Agreement is intended to be interpreted, construed and enforced in accordance with the internal laws of the state in which the Property in question is located. This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which will constitute one instrument.

     9.4  Entire Agreement. This Agreement constitutes the entire Agreement
          ----------------
          between the parties with respect to the subject matter herein contained and no modification hereof will be effective unless made by a supplemental written agreement executed by all the parties hereto.

     9.5  Binding Effect. This Agreement will be binding on the parties and
          --------------
          their respective successors, legal representatives and permitted assigns.

     9.6  Governing Law.  This Agreement shall be governed and interpreted
          -------------
          according to the laws of the State of Kansas. The District Court of Johnson County, Kansas and the United States District Court for the District of Kansas are appropriate venues.


     IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement effective as of the date first above written.



                             UNITED INVESTORS PARK
                             OWNERS' ASSOCIATION,
                             a Kansas not-for-profit corporation



                             By:  ______________________________

                             Its: ______________________________

                             ("Owner")



                             WADDELL & REED

                             PROPERTY MANAGEMENT DIVISION,

                             a division of Waddell & Reed Financial, Inc., a Delaware corporation

                             By:  ______________________________

                             Its: ______________________________

                             ("Manager")

                                 EXHIBIT "A"



                                  PROPERTY
                                  --------



===================================================================================================================
            LEGAL DESCRIPTION:              COMMONLY KNOWN AS:                               PART/PARCELS:
===================================================================================================================
    1.  All of Lots 3, 4, 5,  6, and     United Investors Park                   Includes the Common Areas and, Common
        7, UNITED INVESTORS PARK,                                                Facilities, and Grounds of the Property,
        SECOND PLAT, a subdivision of    6300 Lamar Avenue                       as defined hereinabove and in
        land now in Overland Park,       Overland Park, Kansas 66202             Exhibit "F".
        Johnson County, Kansas,
        according to the recorded plat
        thereof.
============================================================================================================================

                                  EXHIBIT "B"



                            PERSONNEL AND SALARIES
                            ----------------------


===================================================================================================================
                                                                             APPROXIMATE ANNUAL
                  PROPERTY:                      PERSONNEL                   BASE SALARY/BURDEN
===================================================================================================================
    1.  The Common Areas and Common          Property Manager               $47,000.00
        Facilities of all of Lots 3, 4, 5,
        6, and 7, UNITED INVESTORS PARK,
        SECOND PLAT, a subdivision of land
        now in Overland Park, Johnson
        County, Kansas, according to the
        recorded plat thereof.
===================================================================================================================

                                  EXHIBIT "C"



                            VOLUNTARY ENCUMBRANCES
                            ----------------------



                    Budget                 $163,000.00

                                  EXHIBIT "D"



                                MANAGEMENT FEES
                                ---------------

===============================================================================================================================
                PROPERTY                  MANAGEMENT FEE                                      COMMENT
===============================================================================================================================
   1.  The Common Areas and Common       Five percent (5%)                           All Management Fees will be paid in
       Facilities of All of Lots 2, 3,                                               arrears.
       4, 5, 6, and 7, UNITED
       INVESTORS PARK, SECOND PLAT, a
       subdivision of land now in
       Overland Park, Johnson County,
       Kansas, according to the
       recorded plat thereof.
===============================================================================================================================

                                  EXHIBIT "E"


                                   AFFILIATE
                                   ---------



     The term "Affiliate" means: (i) any individual, corporation, association, partnership, joint venture, trust, estate, limited liability company or other entity (hereafter "Person") who directly or indirectly owns, controls or holds power to vote 20% or greater of the outstanding voting securities of Owner ("Corporate Parent"); (ii) any Person in whom Owner directly or indirectly owns, controls or holds the power to vote 20% or greater of that Person's outstanding voting securities; (iii) any Person in whom a Corporate Parent directly or indirectly owns, controls or holds the power to vote 20% or greater of that Person's outstanding voting securities; (iv) any Person who directly or indirectly owns or controls 20% or greater of the income interests of Owner who is not a corporation (a "Parent Entity"); (v) any Person who is not a corporation and in whom (x) Owner directly or indirectly owns or controls 20% or greater of the income interests of that Person, and (y) that Owner also directly or indirectly owns, controls or holds not less than 20% of the management authority over the affairs of that Person; and (vi) any Person who is not a corporation and in whom (x) a Parent Entity directly or indirectly owns or controls 20% or greater of the income interests of that Person, and (y) that Parent Entity also directly or indirectly owns, controls or holds not less than 20% of the management authority over the affairs of that Person. For purposes of this definition of Affiliate, "Owner" shall mean United Investors Park Owners' Association, a Kansas not-for-profit corporation, and its successors and assigns.

                                  EXHIBIT "F"

                                    GROUNDS
                                    -------



  The Grounds, as used hereinabove, shall consist of the Common Areas and Common Facilities, as more fully described below.